SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

  X    Filed by the Registrant
         Filed by a Party other than the Registrant

Check the appropriate box:
___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
  X       Definitive Proxy Statement
          Definitive Additional Materials
          Soliciting Material Pursuant to 14a-11(c) or
14a-12


            NS GROUP, INC.
     (Name of Registrant as Specified in Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  X       No fee required
          Fee computed on table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies: _________________________________

     (2) Aggregate number of securities to which transaction applies: _________________________________

     (3) Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is
calculated and state how it was determined):
_______________________________________________________

     (4) Proposed maximum aggregate value of transaction:
________________________________________

     (5) Total fee paid:  _____________________________

       Fee paid previously with preliminary materials.
_______________________________________________________

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:  _____________________

     (2) Form, Schedule or Registration Statement No.:
_______________________________________________________

     (3) Filing Party:  _______________________________

     (4) Date Filed:  _________________________________




Ninth & Lowell Streets
Newport, Kentucky  41072




NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 12, 1998



To the Shareholders of NS GROUP, INC.:

The Annual Meeting of Shareholders of NS Group, Inc., a
Kentucky corporation, will be held at the Metropolitan
Club, 50 East RiverCenter Boulevard, Covington, Kentucky, on Thursday, February 12, 1998, at 10:30 a.m. Eastern
Standard Time, for the following purposes:

1.   To elect six directors of the Company;

2.   To ratify the Board of Directors' appointment of
     Arthur Andersen LLP as the Company's   independent
     public accountants for its fiscal year ending
     September 26, 1998; and

3. To transact such other business as may properly be brought before the meeting, or any adjournment thereof.

The close of business on December 12, 1997 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.


           By order of the Board of Directors,




Newport, Kentucky                  Jack W. Mehalko
December 22, 1997                  Secretary



SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE
ENCLOSED PROXY AS SOON AS POSSIBLE.  A POSTAGE PAID,
RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE.


NS GROUP, INC.
Ninth & Lowell Streets
Newport, Kentucky  41072

PROXY STATEMENT


 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 12,
1998

     This Proxy Statement is being first mailed to shareholders on or about December 22, 1997 in connection with the solicitation of proxies to be used at the Annual
Meeting of Shareholders of NS Group, Inc., a Kentucky corporation (the "Company"), to be held on Thursday, February 12, 1998, at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 East RiverCenter Boulevard,
Covington, Kentucky, for the purposes set forth in the accompanying Notice of Annual Meeting.

SOLICITATION AND REVOCATION OF PROXIES

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS OF THE COMPANY. The solicitation of proxies will be by mail, except for incidental personal solicitation made by officers, directors and employees of the Company. The cost of preparing, assembling and mailing this Proxy Statement and any other material furnished to shareholders in connection with such solicitation, as well as the cost (expected to be nominal) of any such solicitation and the reasonable expenses of banks, brokers and other custodians, nominees and fiduciaries, who, at the request of the Company, shall mail such material to or otherwise communicate with beneficial owners, will be borne by the Company.

     Shares represented by duly executed proxies in the accompanying form which are received before the Annual
Meeting and not subsequently revoked will be voted as described in "Voting and Other Matters" herein.

     Any shareholder giving a proxy has the power to revoke it in writing at any time prior to its exercise, but the revocation of a proxy is not effective until written notice thereof has been received by the Secretary of the Company.

VOTING RIGHTS

     Only holders of the Company's common stock, no par
value (the "Common Stock") of record at the close of
business on December 12, 1997 (the "Record Date") will be
entitled to notice of, and to vote at, the Annual
Meeting.  As of the Record Date, there were  24,138,634
shares of Common Stock outstanding.


SHARE OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 24, 1997 with respect to shares of Common
Stock owned beneficially by each Director of the Company
(each of whom is a nominee for Director), each executive officer of the Company, all Directors and executive officers of the Company as a group, and each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock on October 24, 1997.

                           Number of      Percentage
Name                      Shares Owned       of Class
Clifford R. Borland (1)      2,987,511(2)         12.4
Ronald R. Noel             1,180,055(2)        4.9
John B. Lally                555,729(3)          2.3
Paul C. Borland, Jr.         91,863(2)         *
John R. Parker (4)           89,173(2)(5)          *
R. Glen Mayfield               84,730          *
Patrick J. B. Donnelly        26,375(6)         *
All Directors and Executive
   Officers as a group
   (7 persons)               5,015,436(2)       20.7


* Less than one percent

(1)  The address of Mr. C. R. Borland is NS Group, Inc.,
     Ninth and Lowell Streets, Newport, Kentucky 41072.
(2)  Includes, where applicable, shares of Common Stock
     (a) which may be acquired within 60 days of October
     24, 1997 by Mr. C. R. Borland (100,011), Mr. Noel
     (50,503), Mr. P. C. Borland, Jr. (89,763), Mr.
     Parker (51,503), and all Directors and executive officers as a group (291,780) pursuant to the Company's non-qualified stock option and stock appreciation rights plans and (b) owned by Mr. Noel
     (1,102) and all Directors and executive officers as a group (1,102) and held by the trustee of the Company's Salaried Employees' Flexible Compensation
     Plan, which shares are voted as directed by the participants to whose account they are allocated.

(3)  Includes 50,855 shares owned by Mr. Lally's wife.
     Mr. Lally disclaims any beneficial interest in these shares.

(4) Mr. Parker is 53 years old and has held the same or similar positions with the Company for more than five years.

(5)  Includes 18,800 shares owned by Mr. Parker's wife.
     Mr. Parker disclaims any beneficial interest in these shares.

(6)  Includes 12,850 shares owned by Mr. Donnelly's wife.
     Mr. Donnelly disclaims any beneficial interest in these shares.

ELECTION OF DIRECTORS

Nominees for Election as Directors

     Six directors will be elected at the 1998 Annual
Meeting to hold office until the next Annual Meeting, and until their successors are duly elected and qualified.

     Set forth in the following table is certain information with respect to each nominee for director.
Each of the six nominees is currently a director of the Company and was previously elected by the shareholders.
The Board of Directors recommends a vote FOR the election of the nominees for director of the Company.

                    First Became   Principal Occupation
Name And Age          Director      & Other Directorships


Clifford R. Borland (60)   1981    Chairman and Chief
                                   Executive Officer of
                                   the Company since
                                   December 4, 1995. Mr.
                                   C.  R. Borland held
                                   the position of

                                   President of the
                                   Company from 1981
                                   until December 4,
                                   1995. Director of
                                   Kentucky  Electric
                                   Steel, Inc.

Paul C. Borland, Jr. (63)  1996    President and Chief
                                   Operating Officer of
                                   the  Company since
                                   December 4, 1995.
                                   Mr. P. C. Borland, Jr.
                                   joined the Company in
                                   1989 as Vice President
                                   and General Manager of
                                   Kentucky Electric
                                   Steel Corporation and
                                   served as President of
                                   Koppel Steel   Corporation
("Koppel")
                                   from 1990 until
                                   November 6, 1997.  Mr.
                                   P. C. Borland, Jr. is
                                   the brother of Mr. C.
                                   R. Borland.

Patrick J.B. Donnelly (61) 1981    Partner in the law
                                   firm of Niles, Barton
                                   and  Wilmer,
                                   Baltimore,  Maryland.


John B. Lally (61)        1981     Chairman of the Board
                                   and Chief Executive
                                   Officer of LB
                                   Industries, Inc., a
                                   privately-owned pipe
                                   distributor.  Director
                                   and Chairman of the
                                   Board of LB Steel
                                   Plate Company, a
                                   privately-owned steel
                                   plate processor and
                                   distributor.

R. Glen Mayfield (56)     1981     President of Mayfield
                                   & Robinson, Inc., an
                                   independent management
                                   and financial
                                   consulting firm.

Ronald R. Noel (56)       1981     Vice President of the
                                   Company since 1981.
                                   President of Newport
                                   Steel Corporation
                                   ("Newport").  Mr. Noel
                                   held the position of
                                   Secretary of the
                                   Company from November
                                   1989 until February
                                   1995 and the position
                                   of President of
                                   Newport since March
                                   1994.


     Except as otherwise noted, each of the nominees has held the same position or other executive positions with the employers listed above during the past five years.

     The Articles of Incorporation provide at such time as there are nine or more directors, the Board of Directors may by resolution divide the Board into three classes with the terms of office of each class ending in successive years.


INFORMATION REGARDING MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS

Meetings of the Board

     The Board of Directors met seven times during fiscal
1997 (excluding actions taken by written consent).  Each
Director attended in excess of 75% of the aggregate of
(i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by each committee of which he was a member during fiscal
1997.

Committees of the Board

     The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Executive
Compensation Committee, Investment Committee and the
Stock Option Committee. There is no nominating committee of the Board.

     During fiscal 1997, the Audit Committee consisted of Messrs. Donnelly (Chairman), Lally and Mayfield. The
Audit Committee reviews and approves the Company's annual financial statements and reviews auditing matters. The
Audit Committee is also responsible for the selection of the Company's independent public accountants, subject to the approval of the Board, and reviews with representatives of the independent public accountants the scope of their examination, their fees, the results of their examination, and any conditions requiring attention identified by them regarding internal controls. The
Audit Committee held two meetings during fiscal 1997.

     During fiscal 1997, the Executive Compensation
Committee consisted of Messrs. Mayfield (Chairman),
Donnelly and Lally. The Executive Compensation Committee determines the compensation of the Company's officers, reviews the officers' compensation programs, and monitors the grants made under the Company's various executive benefit plans. The Executive Compensation Committee held four meetings during fiscal 1997.

     During fiscal 1997, the Stock Option Committee consisted of Messrs. Lally (Chairman), Donnelly and
Mayfield. The Stock Option Committee administers the option plans of the Company. The Stock Option Committee did not meet during fiscal 1997.

     During fiscal 1997, the Investment Committee consisted of Messrs. C.R. Borland (Chairman), Mayfield and Noel. The Investment Committee reviews and administers the Company's investment policies. The
Investment Committee did not meet during fiscal 1997.

 Director Compensation

     Directors who are not employees of the Company are paid an annual retainer of $16,000 and $1,000 for each meeting of the Board of Directors attended in excess of four meetings per fiscal year and expenses for attendance at meetings of the Board and Committees. In addition, such outside Directors are paid $750 ($1,000 for Committee Chairmen) for each Committee meeting attended.

EXECUTIVE COMPENSATION

      The following table presents summary information for each of the last three fiscal years concerning compensation awarded or paid to, or earned by, the Chief
Executive Officer and each of the other officers serving in an executive officer capacity during fiscal 1997
("named executive officers") for services rendered to the Company and its subsidiaries.

  SUMMARY COMPENSATION TABLE

                     Annual Compensation



Name and Principal                               Other Annual
Position                 Year    Salary   Bonus  Compensation(1)

Clifford R. Borland      1997   $404,375  $378,916   $  1,000


Chairman and Chief       1996    395,000    18,750          -
Executive Officer        1995    388,750         0          -

Paul C. Borland, Jr.     1997   $399,375  $378,916    $13,951

President and Chief      1996    356,607    31,348          -

Operating Officer of
the Company;
President  of
Koppel  (3)

Ronald R. Noel           1997   $209,000   $182,921   $ 1,000
Vice President of the    1996    203,000      4,700         -
Company; President       1995    199,750          0         -
of Newport

John R. Parker           1997    $189,250  $171,775   $    433
Vice President,          1996     185,000     8,500          -
Treasurer and Chief      1995     182,500         0          -
Financial Officer


                                    Long Term
                                   Compensation
                                    Securities
Name and Principal                  Underlying        All Other
Position                 Year       Options/SARs
Compensation(2)
Clifford R. Borland      1997             -            $34,440
Chairman and Chief       1996             -             31,112
Executive Officer        1995        63,400             34,324

Paul C. Borland, Jr.     1997             -            $27,952
President and Chief 1996             50,000             27,952
Operating Officer of
the Company;
President  of
Koppel  (3)

Ronald R. Noel           1997             -            $20,363
Vice President of the    1996             -             21,026
Company; President       1995        20,500             19,041
of Newport

John R. Parker           1997             -          $17,944
Vice President,          1996             -           19,145
Treasurer and Chief      1995        20,500           16,851
Financial Officer



(1) Represents amounts reimbursed for the payment of taxes.
The dollar value of perquisites did not in any year exceed the lesser of $50,000 or 10% of any such officer's annual salary and bonus.

(2) All Other Compensation includes insurance premiums made pursuant to the Company's salary continuation program and in connection with certain disability insurance policies.
Under the Company's salary continuation program, which the Company funds with insurance policies, the Company will pay certain employees, including the executive officers, upon retirement at or after age 62 an amount ranging from 24% to 38% of his current base salary for life, with payments for a minimum of 10 years either to each participant or his
descendants.   During fiscal 1997, 1996 and 1995,
respectively, the Company paid aggregate premiums as follows: $18,382, $14,200 and $18,933 for Mr. C.R. Borland;
$12,573, $12,573 and $12,573 for Mr. Noel; and $10,991,
$10,991 and $10,991 for Mr. Parker. The Company paid aggregate premiums of $16,800 for Mr. P. C. Borland, Jr. for each of fiscal 1997 and 1996.

     The Company has purchased disability insurance policies for the benefit of certain employees of the Company, including the named executive officers. In the event an insured is disabled for more than 60 days, he will be paid an amount ranging from 26% to 54% of his current base salary during the term of such disability up to age 65. During fiscal 1997, 1996 and 1995, respectively, the Company paid
aggregate premiums as follows:   $14,558, $14,558 and
$13,789 for Mr. C.R. Borland; $6,290,  $6,290 and $5,937 for
Mr. Noel; and $5,453, $5,453 and $5,132 for Mr. Parker. The Company paid aggregate premiums of $9,652 for Mr. P. C. Borland, Jr. for each of fiscal 1997 and 1996.

     Subsequent to the end of fiscal 1995, it was determined that no bonus payments were earned by any executive officer under the Company's bonus plan for fiscal 1995. All estimated advance payments under the bonus plan were repaid to the Company and All Other Compensation for fiscal 1996 and 1995 includes imputed interest on such estimated advance payments as follows: $854 and $1,602 for Mr. C.R. Borland; $663 and $531 for Mr. Noel; and $1,202 and $728 for Mr. Parker.

     For fiscal 1997 and 1996, All Other Compensation also includes Company matching contributions to the Company's
Salaried Employees' Flexible Compensation Plan in the amount of $1,500 for each of the named executive officers.

(3) Mr. P.C. Borland, Jr. was not an executive officer prior to December 4, 1995, when he was elected President and Chief
Operating Officer of the Company. He served as President of Koppel until November 6, 1997.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES


                     No. of Shares
                     Acquired on        Value
Name                 Exercise           Realized

Clifford
R. Borland             0                  $0

Paul C.
Borland, Jr.            0                  0

Ronald
R. Noel                0                   0

John R.
Parker                   0                 0

       Total Number of Shares    Total Value of Unexercised,
        for which Unexercised     In-the-Money
        Options/SARs held         Options/SARS held
Name    at September 27, 1997     at September 27, 1997(1)

      Exercisable Unexercisable   Exercisable Unexercisable

Clifford
R. Borland   89,945     64,788      $2,137,962   $1,613,908

Paul C.
Borland, Jr. 60,579     50,241      $1,571,735   $1,337,228

Ronald
R. Noel      46,319     24,851      $1,052,235   $  623,698

John R.
Parker       47,319     24,851      $1,069,555   $  623,698



(1) In-the-Money Options/SARs are those where the fair market value of the underlying securities at fiscal year-end exceed the exercise price of the option or SAR.



REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION
COMMITTEES

     The Company's executive compensation program (the "Program") is administered by the Executive Compensation and Stock Option Committees of the Board of Directors (the "Committees") which are composed of the same individuals, although with different chairmen.

     The Program has been designed to enable the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. The Program is comprised of three basic elements: base salaries which are competitive within the industry segments the Company operates and which reflect individual performance; annual bonus opportunities which are payable in cash for the achievement of certain annual financial performance criteria; and long-term stock-based incentive opportunities. The Committees believe that both the annual bonus and stock-based incentive opportunities directly strengthen the mutuality of interests between the Company's executive officers and its shareholders. In developing and administering the individual elements of the Program, the Committees strive to balance short and long-term incentive objectives. No executive officer has an employment agreement with the Company because their performance is evaluated annually and long-term incentives are provided pursuant to the Company's stock option plans.

     The Company, under the supervision of the Committees, periodically obtains competitive survey data from a number of sources in connection with the Committees administration and review of the Program. Such survey data confirms the Committees belief that the Program is currently competitive and effective because it aligns the financial interests of the Company's executive officers with the Company's financial performance and long-term total return to the Company's shareholders. Notwithstanding such conclusion, the Committees continually review the Program and consider modifications in order to further motivate the Company's executive officers.

     A discussion of each of the elements of the Program along with a description of the significant decisions of the Committees with regard to fiscal 1997 compensation is set forth below. The officers serving in executive officer capacity during fiscal 1997 consisted of Messrs. Clifford R. Borland, Paul C. Borland, Jr., Ronald R. Noel and John R. Parker.

Annual Cash Compensation Program

     Annual total cash compensation for senior management consists of a base salary and the potential for an annual bonus under the Company's Executive Bonus Plan (the "Bonus Plan"). Base salaries are determined by an assessment of salaries paid by companies within the Company's industry segments, executive responsibilities and individual performance. The annual base salaries for the executive officers other than the chief executive officer and the president are determined through an interactive review process between the Committees and Mr. C.R. Borland using the above criteria. Messrs. C.R. Borland's and P.C. Borland, Jr.'s base salaries are reviewed and established annually by the Committees. In addition to the criteria described above, the Committees also consider the overall performance of the Company when establishing Mr. C.R. Borland's salary. Based upon the criteria described, during fiscal 1997, the Committees increased Mr. C. R. Borland's base salary by 4.7%.

     The Company maintains a Bonus Plan in which the executive officers as well as other key employees are eligible to participate. Under the Bonus Plan, participants may be awarded annual bonuses if the Company and/or its operating subsidiaries meet certain financial performance criteria. Annual bonuses for Mr. C.R. Borland and the other executive officers are based upon Company-wide financial performance criteria. The financial criteria which performance is measured against includes operating margins, return on assets, return on total capital and sales growth. The bonus percentage for Mr. C.R. Borland and the other executive officers varies from 0% to 100% of annual salary depending on the levels at which the financial performance criteria are met. Under the Bonus Plan, Mr. C.R. Borland and the other executive officers earned bonuses ranging from 87.5% to 94.8% of their salary in fiscal 1997 and from 2.3% to 8.8% of their salary in fiscal 1996. No bonus was earned by Mr. C.R. Borland or the other executive officers in fiscal 1995.

Stock Option Programs

     Long-term incentive awards provided by the Company's stock option plans are designed to develop and maintain strong management through share ownership. Although eligible to participate in the Company's broad-based incentive stock option plan (the "ISO Plan"), no options have been granted to the executive officers under the ISO Plan. Executive officers are also eligible to participate in the Company's non-qualified stock option and stock appreciation rights plans (the "NSO Plans"). Generally, the exercise price for options granted cannot be less than 50% of the market value of the Common Stock of the Company on the date of grant, and the options become exercisable with respect to one third of the shares of Common Stock covered by the options on each of the first three anniversaries of the date of grant, unless the Committees provide otherwise.

     The number of options granted to executive officers are based upon current performance, anticipated future contribution based on that performance, the ability to impact corporate and/or subsidiary business results and comparative industry practices. The size and price of previous option grants and the number of options currently held by an executive are not taken into account in determining the number and price of options granted. Mr. C.R. Borland recommends stock option grants for the other executive officers, other than the president, and the Committees review and approve such awards. With respect to Mr. C.R. Borland and Mr. P.C. Borland, Jr., the Committees determine the options to be granted. Reference is made to the option tables contained herein for information as to grants and exercises of options and fiscal year-end option values. No options were granted to Mr. C. R. Borland or the other executive officers in fiscal 1997.


The foregoing report has been furnished by:

The Executive Compensation and Stock Option Committees of the Board of Directors

R. Glen Mayfield (Chair of the Executive Compensation
Committee)
John B. Lally (Chair of the Stock Option Committee)
Patrick J.B. Donnelly

PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's cumulative total stockholder return from September 30, 1992 through September 30, 1997 with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Index and the Standard & Poor's Iron & Steel 500 Index.

Comparison of Five Year Cumulative Total Return (1)


            1992     1993    1994    1995   1996    1997

NS Group,
 Inc.       100      175.68  140.54   64.86  70.27  700.00
Standard &
Poor's 500  100      113.00  117.17  152.02 182.93  256.92
Standard &
Poor's
Iron &
Steel 500   100      157.26  202.25  143.70 141.74  164.78

____________________________
(1)  Assumes $100 invested on September 30, 1992 in the
Company's Common Stock, the Standard & Poor's 500 Composite
Index and the Standard & Poor's Iron & Steel 500 Index.


 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee is composed of
Messrs. Mayfield, Lally and Donnelly, none of whom has served as an officer or employee of the Company or any of its subsidiaries.

     John B. Lally owns the controlling interest in L B Industries, Inc. The Company sells substantially all of its secondary and limited service tubular products to L B Industries, Inc., at prices and on terms substantially equivalent to those offered to other customers. Sales to L B Industries, Inc. amounted to approximately $15.6 million in fiscal 1997.


CERTAIN TRANSACTIONS

     In September 1997, the Company and certain selling stockholders sold 8,625,000 shares of Common Stock at a price of $30.00 per share in a public offering (the
"Offering").  In connection with the Offering, PMAC, Ltd.
and certain of its affiliates ("PMAC") exercised their Convertible Debentures and sold 1,434,705 shares of Common
Stock pursuant to their registration rights. Also in connection with the Offering, General Electric Capital
Corporation exercised a portion of its Warrant to Purchase
Common Stock and sold 500,000 shares of Common Stock pursuant to its registration rights. The Company used certain proceeds of the Offering to retire debt of the Company, including approximately $3.5 million to prepay 11%
Subordinated Notes held by PMAC.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such reports furnished to the Company or written representation that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1997.



              PROPOSAL TO RATIFY APPOINTMENT OF
                    INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP has examined the financial statements of the Company since 1981 and the Board of Directors, upon the recommendation of its Audit Committee, wishes to continue the services of this firm for the current fiscal year ending September 26, 1998. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP, as independent auditors, to examine the financial statements of the Company for the current fiscal year ending September 26, 1998, and to perform other appropriate accounting services. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting with an opportunity to make a statement if he desires and will be available to respond to questions of the shareholders.

     The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended September 26, 1998.

                    SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company by August 24, 1998, for inclusion in the Company's Proxy
Statement and proxy relating to that meeting. Upon receipt of any such proposal the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a shareholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held.

     In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement.

     In each case the notice must be given to the Secretary of the Company, whose address is Ninth and Lowell Streets, Newport, Kentucky 41072. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

VOTING AND OTHER MATTERS

     Unless other designation is made, the shares represented by the proxy herein solicited will be voted for the election of the named nominees as directors of the Company and for the ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending
September 26, 1998, as set forth in the accompanying Notice of Annual Meeting.

     If any of the named nominees for directors should become unavailable for any reason, it is intended that the persons named as proxies in the accompanying form will vote for the election of such other person as the Board of Directors may recommend in place of such nominee. If cumulative voting rights are exercised by any shareholder, the proxies may be voted cumulatively for fewer than all of the Company's nominees in the discretion of the persons voting such proxies.

     The Company knows of no other business other than the matters set forth herein that will be presented to the Annual Meeting. If matters other than those described herein should properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

     A quorum will exist at the Annual Meeting if a majority of the votes entitled to be cast at the meeting are represented, in person or by proxy, at the Annual Meeting. In voting on matters other than the election of Directors, each shareholder has one vote for each share of stock held. With respect to the election of Directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held, multiplied by the number of Directors to be elected, and each shareholder may cast the whole number of such votes, either in person or by proxy, for one nominee, or distribute them among two or more nominees.

     The six persons who have been duly nominated to be directors of the Company who receive the most votes shall be elected directors of the Company. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, and shares not voted on the election of directors but voted on one or more other matters on proxies returned by brokers, will therefore not directly affect the number of shares needed to elect directors.

     The ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending September 26, 1998 requires the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which are marked "abstain" on such matter will be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such matter, and shall therefore have the same effect as if the shares represented thereby were voted against such ratification. Shares not voted on the ratification of Arthur Andersen LLP but voted on one or more other matters on proxies returned by brokers will be treated as not represented at the Meeting as to the ratification of the appointment of the Company's accountants for purposes of determining the number of votes needed for approval.

     The approval of any other action properly brought before the Annual Meeting would require the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which deny discretionary authority on other matters would be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such other matters for purposes of determining the number of votes needed for approval, and would therefore have the same effect as if the shares represented thereby were voted against any such matter.




JACK W. MEHALKO

Secretary

Newport, Kentucky
December 22, 1997


Please mark votes as in this example

Revocable Proxy
NS Group, Inc.

Annual Meeting of Stockholders

February 12, 1998

The undersigned hereby appoints C.R. Borland, J.W. Mehalko and J.J. Crowe or any of them, as Proxies (acting by a majority or, if one be present, then that one shall have all the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or any of them, to represent and to vote as designated below, all the shares of Common Stock of NS Group, Inc. held of record by the undersigned on December 12, 1997, at the Annual Meeting of Shareholders to be held on February 12, 1998, or at any adjournment, or adjournments thereof.

Item 1.  election of the following six (6) nominees as
Directors:

For                Withhold              For all except

Clifford R. Borland; Paul C. Borland, Jr.; Ronald R. Noel;
John B. Lally; Patrick J.B. Donnelly; R. Glen Mayfield.

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



Item 2 Ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 1998.

For               Against             Abstain

Item 3 In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting; all as described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

The Board of Directors Recommend a Vote "FOR" all nominees in Item 1 and "For" Item 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please check box if you plan to attend the meeting.

Please be sure to sign and date this Proxy in the box below



Date   Stockholder sign above   Co-holder (if any) sign
above


Detach above card, sign, date and mail in postage paid envelope provided.

NS Group, Inc.

This Proxy when properly executed will be voted in the manner directed herein by the above signed stockholder. IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

Please sign exactly as name (or names) appears on this card. when shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.